UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2010
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

(e) On May 5, 2010, Caterpillar Inc. (the “Company”) announced that David B. Burritt, currently Vice President and Chief Financial Officer of the Company, will retire from the position of Vice President and Chief Financial Officer effective June 1, 2010 and will provide transitional support as an employee of the Company until October 1, 2010.

Mr. Burritt and the Company entered into a Separation and Release Agreement dated May 25, 2010 (the “Agreement”).  The Agreement provides for certain usual and customary terms and conditions relating to separation from employment including, without limitation, releases from liability and cooperation, assistance, non-disparagement and confidentiality provisions.  The Agreement also requires Mr. Burritt to abide by covenants regarding, among other things, a prohibition, during the 12 months following the termination of his employment, on the solicitation of employees, solicitation of customers and competing with the Company.  In the Agreement, the Company agrees to (i) continue Mr. Burritt’s salary and benefits through September 30, 2010, his last day of employment, and (ii) pay Mr. Burritt an aggregate amount of $1,347,027 at certain times between the effective date of the Agreement and December 31, 2011.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

May 28, 2010	By:	/s/ James B. Buda
James B. Buda
Vice President, General Counsel and Secretary